Execution Version
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (as may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of April 1, 2026, by and among Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), the undersigned holders of Registrable Securities (as defined below), and such other holders of Registrable Securities that join this Agreement pursuant to the provisions herein. Such holders of Registrable Securities party hereto are collectively referred to herein as the “Holders.”
WHEREAS, the Company and the Holders are parties to that certain Membership Interest Purchase Agreement, dated as of February 5, 2026 by and among the Company, Kodiak Gas Services, LLC, a Delaware limited liability company, Distributed Power Solutions, LLC, a Texas limited liability company, Mustang PRS, LLC, a Texas limited liability company (“Mustang”) and Louisiana Machinery Company L.L.C., a Louisiana limited liability company (“LMC”) (the “Purchase Agreement”), pursuant to which the Holders are receiving 2,401,278 shares of Common Stock (as defined below) of the Company; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement and pursuant to the terms of the Purchase Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Holders as set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties agree as follows:
ARTICLE I
DEFINITIONS
In this Agreement:
“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.
“Agreement” has the meaning set forth in the Preamble.
“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by applicable law to be closed in New York, New York.
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted.
“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.
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“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holders” has the meaning set forth in the Preamble.
“LMC” has the meaning set forth in the recitals.
“LMC Holder” means LMC and any permitted transferee or successor thereto which becomes a Holder under this Agreement.
“Lock-Up Period” means the 180-day period following the closing date of the transactions contemplated under the Purchase Agreement.
“Mustang” has the meaning set forth in the recitals.
“Mustang Holder” means Mustang and any permitted transferee or successor thereto which becomes a Holder under this Agreement.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any governmental authority or any department, agency or political subdivision thereof.
“Piggyback Holder” means a Holder that beneficially owns greater than 1.0% of the outstanding shares of Common Stock of the Company.
“Prior RRA” means the Registration Rights Agreement, dated as of April 1, 2024, by and among Kodiak Gas Services, Inc., Kodiak Gas Services, LLC, CSI Compressco GP LLC and each of the other signatories from time to time a party thereto.
“Purchase Agreement” has the meaning set forth in the recitals.
“Recognized Exchange” means The New York Stock Exchange or the Nasdaq Stock Market.
“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall cease to be Registrable Securities when: (i) a registration statement covering the resale of such Shares has been declared effective under the Securities Act by the SEC and such Shares have been disposed of pursuant to such effective registration statement; (ii) such Shares have been sold pursuant to Rule 144 or Rule 145 (or any successor rules or regulations then in force) under the Securities Act and the transferee thereof did not receive “restricted securities” as defined in Rule 144; (iii) such Shares may be sold without registration pursuant to Rule 144 or Rule 145 (or any successor rules or regulations then in force) without volume or other requirements, restrictions or limitations; or (iv) such Registrable Securities cease to be outstanding (or issuable upon exchange).
“Registration Expenses” means any and all expenses incurred in connection with the performance of or compliance with this Agreement, including:
(a)all SEC, stock exchange, or FINRA registration and filing fees;
(b)all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);
(c)all printing, messenger and delivery expenses;
(d)all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;
(e)the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any comfort letters required by or incident to such performance and compliance;
(f)any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, but, for the avoidance of doubt, excluding underwriting fees, discounts, selling commissions and transfer taxes;
(g)the reasonable fees and out-of-pocket expenses of not more than (i) one law firm selected by the Mustang Holder and (ii) one law firm selected by the LMC Holder incurred by all the Holders in connection with the registration;
(h)the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and
(i)any other fees and disbursements customarily paid by the issuers of Securities.
“SEC” means the U.S. Securities and Exchange Commission or any successor agency.
“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, units, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means the shares of Common Stock of the Company issued or issuable by the Company pursuant to the Purchase Agreement and any additional shares of Common Stock issued as a dividend, distribution or exchange for, or in respect of such shares of Common Stock.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.
ARTICLE II
DEMAND AND PIGGYBACK RIGHTS
2.1Shelf Registration. The Company shall use its commercially reasonable efforts to file a registration statement on Form S-3 on or before the sixtieth (60th) day prior to the completion of the Lock-Up Period to register the Registrable Securities for resale on a delayed or continuous basis in accordance with Rule 415 of the Securities Act, unless the Company is then eligible for WKSI status, in which case it may file the registration statement at any time prior to the end of the Lock-Up Period. Any shelf registration filed pursuant to this Section 2.1 by the Company will cover all Registrable Securities held by each of the Holders (and with respect to any particular Holder, subject to such Holder’s compliance with Section 4.5). If at the time of such shelf registration the Company is eligible for WKSI status, such shelf registration shall be an automatic shelf registration statement on Form S-3. The Company shall use its commercially reasonable efforts to cause such shelf registration statement to become effective prior to the completion of the Lock-Up Period. The Company shall cause such registration statement filed pursuant to this Section 2.1 to remain continuously effective thereafter until such time as there are no longer any Registrable Securities.
2.2Right to Piggyback on a Registered Offering for Piggyback Holders. In connection with any registered offering by the Company of shares of Common Stock having an aggregate value of at least $50 million for the account of the Company, for the account of the parties to the Prior RRA, or for the account of other third parties pursuant to a registration statement, the Piggyback Holders may exercise piggyback rights to have included in such offering, Registrable Securities having a reasonably anticipated net offering price (after deduction of underwriter commissions and offering expenses) of at least $10,000,000 held by them, subject in each case to any cutbacks imposed in accordance with Section 3.4 hereof (in which case any such cutback imposed on the Registrable Securities shall apply to the amount requested for inclusion). The Company will facilitate in the manner described in this Agreement any such registered offering.
2.3Limitations on Registration Rights.
(a)No Holder will have any demand rights to cause the Company to facilitate an underwritten offering pursuant to this Agreement. The rights of Holders to participate in underwritten offerings will be limited to the rights of Piggyback Holders to participate in such offerings pursuant to Section 2.2 hereof.
(b)Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to the following registered primary offerings by the Company: (i) a registration relating solely to employee benefit plans; (ii) a registration on Form S-4 or S-8 (or other similar successor forms then in effect under the Securities Act); (iii) a registration pursuant to which the Company is offering to exchange its own Securities for other Securities; (iv) a registration statement relating solely to dividend reinvestment or similar plans; (v) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any Subsidiary that are convertible for common equity and that are initially issued pursuant to Rule 144A and/or Regulation S of the Securities Act may resell such notes and sell the common equity into which such notes may be converted; (vi) a registration where the Registrable Securities are not being sold for cash; (vii) an exchange registration; or (viii) a registration of Securities where the offering is a bona fide offering of debt securities, even if such Securities are convertible into or exchangeable or exercisable for shares of Common Stock.
(c)The Company may postpone the filing of any registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days (or such longer period as each of the Holders may consent to in writing) if the board of directors of the Company (the “Board”) determines in good faith that such registration or offering could (i) materially interfere with a bona fide business reorganization, acquisition or divestiture or financing transaction of the Company or its Subsidiaries; (ii) require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (iii) be reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business reorganization, acquisition or divestiture or financing transaction, the earlier to occur of (x) a date not later than 90 days from the date such deferral commenced, or (y) the date upon which the business reorganization, acquisition or divestiture, or financing transaction is disclosed, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or (y) the date upon which such information otherwise is disclosed. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain confidentiality regarding the fact that such suspension is in effect or the reason(s) for such suspension.
ARTICLE III
NOTICES, CUTBACKS AND OTHER MATTERS
3.1Notifications Regarding Non-Shelf Offerings.
(a)In the event that the Company proposes to file a registration statement for a non-shelf registered offering (for its own account, for the account of parties to the Prior

RRA, or for the account of other third parties), the Company will promptly give to each of the Piggyback Holders a written notice thereof no later than 5:00 p.m., New York City time, on the fifth Business Day prior to the proposed filing date of such registration statement. Any Piggyback Holder wishing to exercise its piggyback rights with respect to any such non-shelf registration statement must notify the Company of the number of Registrable Securities it seeks to have included in such registration statement in a written notice. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on the third Business Day after the date of the Company’s notice.
(b)Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain confidentiality of their discussions regarding a prospective non-shelf registration.
3.2Notifications Regarding Shelf Takedowns.
(a)The Company will notify the Piggyback Holders of an anticipated underwritten takedown (whether pursuant to the Company’s own initiative or a demand by the parties to the Prior RRA or other third parties) no later than 5:00 p.m., New York City time, on (i) if applicable, the second Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all other cases, the second Business Day prior to the date on which the pricing of the relevant takedown occurs.
(b)Any Piggyback Holder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 p.m., New York City time, on (i) if applicable, the Business Day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all other cases, the Business Day prior to the date on which the pricing of the relevant takedown occurs.
(c)Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain confidentiality of their discussions regarding a prospective underwritten takedown.
3.3Plan of Distribution, Underwriters and Advisors. The Company will be entitled to determine the plan of distribution and select the managing underwriters and any provider of advisory services for any underwritten offering through a non-shelf registration statement or through a shelf takedown.
3.4Cutbacks. If the managing underwriters advise the Company and the selling Piggyback Holders that, in their opinion, the number of Registrable Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Registrable Securities being offered, the price that will be paid in such offering or the marketability thereof, such offering will include only the number of Registrable Securities that the underwriters advise can be sold in such offering in the following order of priority:
(a)If such underwritten offering is initiated by the holders of Securities under the Prior RRA:

(1)first, the Securities beneficially owned by such holders requested to be included in such underwritten offering pursuant to the Prior RRA, in accordance with the Prior RRA;
(2)second, the Registrable Securities beneficially owned by the Piggyback Holders requested to be included, allocated pro rata among the respective Piggyback Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Piggyback Holder;
(3)third, any Securities to be sold by the Company for its own account; and
(4)other Securities held by third parties requested to be included pursuant to registration rights granted to such third party holder.
(b)If such underwritten offering is initiated by the Company, then, with respect to each class proposed to be registered:
(1)first, any Securities to be sold by the Company for its own account;
(2)second, the Securities beneficially owned by holders requested to be included pursuant to the Prior RRA, in accordance with the Prior RRA;
(3)third, the Registrable Securities beneficially owned by the Piggyback Holders requested to be included, allocated pro rata among the respective Piggyback Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Piggyback Holder; and
(4)fourth, other Securities held by third parties requested to be included pursuant to registration rights granted to such third party holder.
(c)If such underwritten offering is initiated by any third party holder, then, with respect to each class proposed to be registered:
(1)first, Securities held by third parties requested to be included pursuant to registration rights granted to such third party holder;
(2)second, the Securities beneficially owned by the holders requested to be included pursuant to the Prior RRA, in accordance with the Prior RRA;
(3)third, any Securities to be sold by the Company for its own account; and
(4)fourth, the Registrable Securities beneficially owned by the Piggyback Holders requested to be included, allocated pro rata among the respective Piggyback Holders beneficially owning such Registrable Securities on the basis of the number of Registrable Securities beneficially owned by each such Piggyback Holder.
3.5Withdrawal. Even if Registrable Securities held by a Holder have been part of a registered underwritten offering, such Holder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

3.6Lockups. In connection with any underwritten offering in which Registrable Securities are included, the Company, each of the Company’s directors and officers, and each Piggyback Holder participating in such offering will agree (in the case of the Piggyback Holders, with respect to all Registrable Securities respectively beneficially owned by them) to be bound by the lockup restrictions required by the underwriting agreement (which must apply in a similar manner to all of them) that are agreed to by the Company, the parties to the Prior RRA, or other third parties; provided that the lockup period for the Piggyback Holders shall not be longer than the shortest lockup period applicable to any other party subject to lockup restrictions.
ARTICLE IV
FACILITATING REGISTRATIONS AND OFFERINGS
4.1General. If the Company conducts an underwritten offering which includes Registrable Securities on behalf of the Piggyback Holders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Securities for its own account; provided, the Company shall have the right to terminate or withdraw any registration initiated by the Company under Article 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities as a Piggyback Holder in such registration. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.
4.2Shelf Registration Statement. In connection with the shelf registration statement to be filed by the Company in accordance with Section 2.1 of this Agreement, the Company will use commercially reasonable efforts to:
(a)(i) prepare and file with the SEC the shelf registration statement on an appropriate form (which shall be on Form S-3 if the Company is then eligible to use Form S-3) covering the applicable Registrable Securities, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof as soon as practicable, and (iv) file with the SEC prospectuses and prospectus supplements as may be required and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;
(b)(i) within a reasonable time prior to the filing of the shelf registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus (in each case including all exhibits filed therewith), provide copies of such documents to the selling Holders and their counsel; and fairly consider such reasonable changes in any such documents prior to the filing thereof as the counsel to the Holders may request;
(c)use all reasonable efforts to cause the shelf registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Registrable Securities (x) to comply in all material respects with the requirements of the Securities Act (including the rules and regulations promulgated thereunder) and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(d)notify each Holder as soon as reasonably practicable, and, if requested by such Holder, confirm such advice in writing, (i) when the shelf registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such shelf registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of the shelf registration statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of the shelf registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period the shelf registration statement is effective as a result of which such shelf registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(e)furnish Holders with copies of any correspondence with the SEC or any state securities authority relating to the shelf registration statement or prospectus;
(f)comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and
(g)obtain the withdrawal of any order suspending the effectiveness of the shelf registration statement at the earliest possible time.
4.3Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown as to which the piggyback rights pursuant to Section 2.2 apply, the Company will:
(a)cooperate with the selling Piggyback Holders and the managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Piggyback Holders or the managing underwriter of an underwritten offering of Shares, if any, may reasonably request prior to any sale of such Shares;
(b)furnish to each Piggyback Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Piggyback Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;
(c)(i) use all reasonable efforts to register or qualify the Registrable Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or blue sky laws of such jurisdictions as each underwriter, if any, or any Piggyback Holder holding Registrable Securities covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Piggyback Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Piggyback Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;
(d)cause all Registrable Securities being sold to be qualified for inclusion in or listed on any Recognized Exchange on which Registrable Securities issued by the Company are then so qualified or listed if so requested by the Piggyback Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any;
(e)cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and
(f)enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of Registrable Securities, including obtaining customary opinions of counsel to the Company and customary “cold comfort” letters from the Company’s independent registered public accounting firm.
4.4Information from Holders. Each Holder of Registrable Securities will promptly furnish to the Company such information regarding itself as is required to be included in a registration statement filed pursuant to this Agreement or is otherwise required by FINRA or the SEC in connection with such registration statement, the ownership of Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.
4.5Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities will be borne by the Company. However, underwriters’, brokers’ and dealers’ fees, discounts and commissions applicable (and any stock transfer taxes, if applicable) to Registrable Securities sold for the account of a Piggyback Holder will be borne by such Piggyback Holder.
ARTICLE V
INDEMNIFICATION
5.1Indemnification by the Company. In the event of any registration under the Securities Act by the Company pursuant to rights granted in this Agreement of Registrable Securities held by Holders, the Company will indemnify and hold harmless Holders, their officers, directors and Affiliates, and each underwriter of such securities and each other Person, if any, who Controls any Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including reasonable documented legal fees and costs of court), joint or several, to which Holders or such underwriter or controlling Person may become subject under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such Persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which such Shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus, in the light of the circumstances under which they were made, not misleading; and will reimburse Holders and each such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Holder or its underwriters or controlling Persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished by such Holder in writing to the Company or such underwriter specifically for use in the preparation thereof.
5.2Indemnification by Holders. Each Holder as a condition to including Registrable Securities in such registration statement will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1 hereof) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any Person who Controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by such Holder in writing specifically for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Holder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.
5.3Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 5.1 and Section 5.2 hereof, the indemnified party will, if a claim in respect thereof is to be made or may be made against an indemnifying party, give written notice to such indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense other than reasonable costs of investigation. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within thirty (30) days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (not to be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
5.4Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.
Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI
OTHER AGREEMENTS
6.1Assignment. No Holder shall assign all or any part of this Agreement (including such Holder’s rights contained herein) without the prior written consent of the Company. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.
6.2Merger or Consolidation. In the event the Company engages in a merger or consolidation in which the Registrable Securities are converted into securities of another company in a transaction in which the offer or sale of such securities of the other company are not registered under the Securities Act, the Company shall use commercially reasonable efforts to ensure that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities (to the extent such securities would also constitute “Registrable Securities” as defined herein following the closing of such transaction).
6.3Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will (a) make and keep public information regarding the Company available as those terms are defined by Rule 144 under the Securities Act, (b) file in a timely manner any reports and documents required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), (c) furnish to any Holder forthwith upon reasonable request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (d) take such further action as any Holder may reasonably request, so as to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any successor rule or regulation hereafter adopted by the SEC, including, for the avoidance of doubt, using commercially reasonable efforts to cause counsel to the Company to deliver customary legal opinions in connection with the removal of any restrictive legends in connection with a sale of such Registrable Securities and when the Shares may be sold without registration pursuant to Rule 144 without volume or other requirements, restrictions or limitations.
ARTICLE VII
MISCELLANEOUS
7.1Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery to the Persons at the respective addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(a)If to the Company, to:
Kodiak Gas Services, Inc.
9950 Woodloch Forest Dr., Ste. 1900
The Woodlands, TX 77380
Attention: Jennifer L Howard, Executive Vice President and General Counsel

Email: jennifer.howard@kodiakgas.com
with a copy to (which shall not constitute notice):
Sidley Austin LLP
1000 Louisiana, Suite 5900
Houston, TX 77002
Attention: David C. Buck; John Stribling
Email: dbuck@sidley.com; john.stribling@sidley.com
(b)If to the Holders, to the notice addresses set forth in Exhibit A.
with copies to (which shall not constitute notice):
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, LA 70170
Attention: Benjamin Woodruff; Britton Seal
Email: bwoodruff@jonesalker.com; bseal@joneswalker.com

Winston & Strawn LLP
2121 North Pearl Street, Suite 900
Dallas, TX 75201
Attention: Matt Stockstill; Billie Ellis
Email: mstockstill@winston.com; bellis@winston.com

Any such notice, request, demand or other communication shall be deemed to have been duly given (i) on the date of delivery if delivered personally or by facsimile or electronic transmission, (ii) on the first Business Day after being sent if delivered by nationally recognized overnight delivery service and (iii) upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail if delivered by mail.
7.2Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.
7.3Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.
7.4Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.
(a)The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
7.5Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument, signed by (x) the Company and (y) the Holders of a majority of Registrable Securities; provided, that, no provision of this Agreement shall be modified or amended in a manner that is, in each case, in the good faith determination of the Board, disproportionately and materially adverse to any Holder or that would treat any Holder less favorably than any other Holder with respect to its Registrable Securities, in each case, without the prior written consent of such Holder.
7.6Term. This Agreement will terminate at such time as there are no Registrable Securities held by any Holders, and shall terminate with respect to a particular Holder at such time as such Holder no longer holds or beneficially owns any Registrable Securities. Notwithstanding the foregoing, Article V, Section 7.1 and Section 7.3 shall survive any termination.
7.7Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the Registrable Securities granted under any other agreement, and any of such preexisting registration rights are hereby terminated.
7.8Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.
7.9Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or electronic mail, in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)), each of which shall be deemed an original, but all of which together shall constitute the same instrument.
7.10Third Parties. Except pursuant to Article V, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.
7.11Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
COMPANY:
KODIAK GAS SERVICES, INC.
By:         /s/ John B. Griggs
Name:    John B. Griggs
Title:         Executive Vice President and Chief Financial Officer

Signature Page to Kodiak Gas Services, Inc. Registration Rights Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
HOLDERS:
MUSTANG PRS, L.L.C.
By:         /s/ Brad Tucker
Name:    Brad Tucker
Title:         President

LOUISIANA MACHINERY COMPANY, L.L.C.
By:         /s/ Robert D. Webb, Jr.
Name:    Robert D. Webb, Jr.
Title:         CEO

Signature Page to Kodiak Gas Services, Inc. Registration Rights Agreement

Exhibit A
NOTICE INFORMATION OF THE HOLDERS

A-1